Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them that certain Amendment No. 15 to the Statement on Schedule 13D filed on July 2, 2007 (including additional amendments thereto) with respect to the shares of Common Stock, $0.001 par value, of Kensey Nash Corporation.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  December 3, 2008

PARCHE, LLC
By: RCG Starboard Advisors, LLC,
       its managing member

RAMIUS VALUE AND OPPORTUNITY MASTER FUND LTD
By: RCG Starboard Advisors, LLC,
       its investment manager

RCG STARBOARD ADVISORS, LLC
By: Ramius LLC,
       its sole member

RAMIUS ENTERPRISE MASTER FUND LTD
By: Ramius Advisors  LLC,
       its investment advisor

RAMIUS ADVISORS, LLC
By: Ramius LLC,
       its sole member

RAMIUS LLC
By: C4S & Co., L.L.C.,
       as managing member

C4S & CO., L.L.C.

By:	/s/ Jeffrey M. Solomon
	Name:	Jeffrey M. Solomon
	Title:	Authorized Signatory

/s/ Jeffrey M. Solomon	/s/ Jeffrey C. Smith
JEFFREY M. SOLOMON	JEFFREY C. SMITH
Individually and as attorney-in-fact for Peter A. Cohen, Morgan B. Stark and Thomas W. Strauss